EXHIBIT 4.3(a)
ULTA SALON, COSMETICS & FRAGRANCE, INC.
AMENDMENT TO THE
SECOND AMENDED AND RESTATED
RECLASSIFICATION AND SALE OF SHARES AGREEMENT
          This is an amendment, dated as of May 25, 2001 (the “Amendment”), to the Second Amended and Restated Reclassification and Sale of Shares Agreement, dated as of December 18, 2000 (the “Reclassification Agreement”), among Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation (the “Company”) and the Shareholders of the Company party thereto. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Reclassification Agreement.
RECITALS
          WHEREAS, the Shareholders of the Company have previously entered into the Reclassification Agreement and consummated the Initial Closing on December 18, 2000;
          WHEREAS, the parties to the Reclassification Agreement have agreed to consummate the Subsequent Closing prior to June 1, 2000;
          WHEREAS, in connection with the Subsequent Closing, the parties hereto have agreed to amend the Reclassification Agreement to include additional Subsequent Purchasers to Schedule B (Schedule of Subsequent Purchasers) of the Reclassification Agreement;
          WHEREAS, the parties intend to extend the outside date for the Subsequent Closing to July 15, 2001 (with such closing to occur on or about July 9, 2001) but also intend to consummate the Subsequent Closing on May 30, 2001 if this Amendment should not be approved for any reason;
          WHEREAS, the undersigned Shareholders represent at least a majority in voting power of the outstanding shares of Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock and Series V-1 Preferred Stock voting together as a single class.
          NOW THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in the Reclassification Agreement and this Amendment, the parties hereto agree as follows:
          1. Amendment.
               a. The first sentence of Section 4.C — “Subsequent Closings” of the Reclassification Agreement is hereby modified and amended to read in its entirety as follows:
          “Subsequent sales of Series V Preferred Stock and Series V-1 Preferred Stock may occur on or around February 2, 2001 or at the sole discretion of the Company at a later date which shall be no later than July 15, 2001 (the “Subsequent Closing,” and together with the Initial Closing, the “Closing”).”
               b. After the second sentence of Section 4.C – “Subsequent Closings” of the Reclassification Agreement the following sentence is inserted:
          “Notwithstanding the restrictions of Section 11G of this Agreement, the Company, with approval of its Board of Directors, may amend Schedule B hereof, to add additional Subsequent Purchasers who may purchase up to 1,189,024 shares of Series V Preferred Stock and 318,620 shares of Series V-1 Preferred Stock and to increase the respective totals on Schedule B accordingly, provided, however, the Company may not otherwise amend, change or alter Schedule B hereof in any other manner.”
               c. Schedule B – “Schedule of Subsequent Purchasers” to the Reclassification Agreement is hereby modified and amended to read in its entirety as follows:

Purchaser	Series V-1 Preferred Stock	Purchase Price
Doublemousse B.V.	920,000	$1,380,000.00

Purchaser	Series V Preferred Stock	Purchase Price
Oak Investment Partners VII, Limited Partnership	1,495,766	$2,243,649.00

Oak VII Affiliates Fund, Limited Partnership	37,566	56,349.00

GRP II, L.P.	2,208,000	3,312,000.00

GRP II Partners, L.P.	245,333	367,999.50

Annapolis Ventures LLC	1,073,333	1,609,999.50

Rick Weber/Weber 1997 Dynasty Trust	17,360	26,040.00

Juanita Francis	775	1,162.50

The Samuel J. and Sandra S. Parker Family Trust	18,135	27,202.50

Glynn Bloomquist	1,860	2,790.00

U-3 Partnership	2,325	3,487.50

1991 Brotman Children’s Trust	66,666.67	100,000.00

Jeffrey Brotman	66,666.67	100,000.00

Greenhouse Capital Partner’s	3,410	5,115.00

Vince DeGiaimo	310	465.00

C. Donald Dorsey and Lydia Dorsey Revocable Living Trust dtd August 5, 1993	775	1,162.50

Total – Series V	5,238,281.34	7,857,422.00

Total – Series V-1	920,000	1,380,000

TOTAL	6,158,281.34	$9,237,422.00

          2. Scope of Amendment. Except as expressly amended hereby, the Reclassification Agreement remains in full force and effect in accordance with its terms and this Amendment to the Reclassification Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Reclassification Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
          3. Governing Law. The Reclassification Agreement, as amended by this Amendment, exists under and pursuant to the Delaware General Corporation Law and this Amendment to the Reclassification Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
          4. Counterparts. This Amendment to the Reclassification Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Reclassification Agreement to be duly executed as of the day and year first above written.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

By:
Its:

PREFERRED STOCKHOLDERS:

PHILLIPS-SMITH SPECIALTY RETAIL GROUP I, L.P.
By:	Phillips-Smith Management Company, L.P., its Managing General Partner

By:

	Its:	General Partner

PHILLIPS-SMITH SPECIALTY RETAIL GROUP II, L.P.
By:	Phillips-Smith Management Company, L.P., its Managing General Partner

By:

	Its:	General Partner

BANKAMERICA CAPITAL CORPORATION

By:

Its:

BANKAMERICA VENTURES F/K/A FIRST SMALL BUSINESS INVESTMENT COMPANY OF CALIFORNIA

By:

Its:

WILLIAM BLAIR CAPITAL PARTNERS III, L.P.

By:	William Blair Venture Management Company, L.P., its General Partner

By:
Ellen Carnahan, General Partner

SPROUT CAPITAL VI, L.P.
By:	DLJ Capital Corporation, its Managing General Partner
By:

Its:

DLJ VENTURE CAPITAL FUND II, L.P.
By:	DLJ Fund Associates II, its General Partner

By:

Its:

KCB BV, L.P.
By:	KCB BV, Inc., its General Partner

By:

Harvey Knell, President
	Its:	General Partner

ABELSON FAMILY PARTNERSHIP:

By:

Hirschel B. Abelson
Its:

THE JEWISH COMMUNAL FUND

By:

Its:

Richard E. George

Terry J. Hanson

Jeffrey H. Brotman

THE 1991 BROTMAN CHILDREN’S TRUST

By:

John Meisenbach, Trustee

John Meisenbach

Thomas Kully

DRAKE & CO FOR CITIVENTURE III

By:

Its:

BOOTH & CO. (MUNICIPAL EMPLOYEES ANNUITY & BENEFIT FUND OF CHICAGO)

By:

Its:

BOOTH & CO. (Policeman’s Fund)

By:

Its:

CHANCELLOR VENTURE CAPITAL I L.P. (F/K/A MAC & CO.)
By:	Chancellor LGT Venture Partners, L.P., its general partner
By:	Chancellor Venture LGT Partners, Inc., its general partner

By:

Its:

FOCUS & CO. FOR BAXTER INTERNATIONALCORP.

By:

Its:

DLJ CAPITAL CORPORATION

By:

Its:

DLJ FIRST ESC L.L.C.

By:

Its:

FOURCAR BV

By:

Its:

MARCH FOUNDATION

By:

Its:

LACOMBLE RETAILING SA

By:

Its:

Marie-Pierre Fournier

Jacques Fournier

Daniel Bernard

APPOTAMOX FOUNDATION

By:

Its:

BAMSE NV

By:

Its:

KME VENTURE II
By:	SAFAT Ltd., its Investment Manager

By:

Its:

KME VENTURE III, L.P.
By:	SAFAT, Ltd., it General Partners

By:

Its:

Howard Schultz

Orin C. Smith

Steven Ritt

CALCOM PENSION PLAN

By:

Its:

SMITH BARNEY IRA FBO HENRY J. NASELLA

By:

Its:

Henry J. Nasella

LEBOW FAMILY PARTNERSHIP

By:

Steven Lebow, its General Partner

Steven Lebow, JT Tenant with Susan Lebow

Susan Lebow, JT Tenant with Steven Lebow

THE MICHAEL HARVEY LEBOW IRREVOCABLE TRUST

By:

Steven E. Lebow, Trustee

By:

Susan Morse Lebow, Trustee

THE MATTHEW ALLAN LEBOW IRREVOCABLE TRUST

By:

Steven E. Lebow, Trustee

By:

Susan Morse Lebow, Trustee

Susan C. Schnabel

James Sington

Steven Dietz

Vince DeGiaimo

Douglas Hayes, JT Ten with Connie Hayes

Connie Hayes, JT Ten with Douglas Hayes

MOELIS FAMILY TRUST

By:

Kenneth D. Moelis, Trustee

By:

Julie Moelis, Trustee

Peter Nolan

WOO FAMILY TRUST DTD NOVEMBER 30, 1998

By:

Warren C. Woo, Trustee

By:

Carolyn M. Suda, Trustee

John Danhakl

Richard Galanti
SEP FOR THE BENEFIT OF YVES SISTERON
By:	Donald Lufkin Jenrette Securities Corporation as Custodian

By:

Its:

Yves Sisteron

Peter Dyvig

Glynn Bloomquist

PICTET & CIE

By:

Its:

FEIGIN TRADING CO.

By:

Its:

U-3 PARTNERSHIP

By:

Samuel N. Stroum, its General Partner

JOHN D. AND CATHERINE T. MACARTHUR FOUNDATION

By:

Its:

BCI GROWTH III, L.P.
By:	Teaneck Associates, L.P., Its General Partner

By:

	Its:	General Partner

James R. Miller

Virginia B. Jontes

DOUBLEMOUSSE B.V.

By:

Its:

ARABELLA, S.A.

By:

Its:

OAK INVESTMENT PARTNERS VII

By:

Gerald R. Gallagher, General Partner
Managing Member of Oak Associates VII,
LLC, The General Partner of Oak
Investment Partners VII, Limited
Partnership

OAK VII AFFILIATES, LLC

By:

Gerald R. Gallagher, General Partner
Managing Member of Oak VII Affiliates,
LLC, The General Partner of Oak VII
Affiliates Fund Limited Partnership

SHENNAN FAMILY PARTNERSHIP

By:

Its:

C. DONALD DORSEY AND LYDIA DORSEY REVOCABLE LIVING TRUST DTD AUGUST 5, 1993

By:

Its:

STRATEGIC GLOBAL PARTNERS, LLC

By:

Its:

INTERNET TECHNOLOGY VENTURES, LLC

By:

Its:

Robert Markey

Juanita F. Francis

GREENHOUSE CAPITAL PARTNERS

By:

Its:

GLOBAL RETAIL PARTNERS, L.P.
By:	GLOBAL RETAIL PARTNERS, INC. General Partner

By:

Its:

DLJ DIVERSIFIED PARTNERS, L.P.
By:	DLJ DIVERSIFIED PARTNERS, INC. General Partner

By:

Its:

DLJ DIVERSIFIED PARTNERS-A, L.P.
By:	DLJ DIVERSIFIED PARTNERS, INC. General Partner

By:

Its:

GRP PARTNERS, L.P.
By:	GLOBAL RETAIL PARTNERS, INC. General Partner

By:

Its:

GLOBAL RETAIL PARTNERS FUNDING, INC.

By:

Its:

DLJ ESC II L.P.
By:	DLJ LBO PLANS MANAGEMENT CORPORATION General Partner

By:

Its:

THE SAMUEL J. AND SANDRA S. PARKER FAMILY TRUST DTD SEPTEMBER 10, 1982

By:

Its:	Trustee

WEBER 1997 DYNASTY TRUST

By:

Patricia L. Fennema, Trustee

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

By:

Its:

Martha Richner

SG COWEN

By:

Its:

FIDAS BUSINESS S.A.

By:

Its:

Erich L. Spangenberg

Steven E. Lebow, Individually

CAROL F. THOR REVOCABLE TRUST U/A/D 6/8/90

By:

Carol F. Thor, Trustee

Karen Ferguson

JOHN R. KROMER AS TRUSTEE UNDER THE JOHN R. KROMER DECLARATION OF TRUST DTD JUNE 11, 1991, AND SUCCESSOR TRUSTEES

By:

John R. Kromer, Trustee

John Kromer

Greg Smolarek

Bob VonderHaar

ANNAPOLIS VENTURES LLC
By:	Annapolis Operations LLC, its Managing Member

By:

Doulgas O. Hickman, Manager/Member

LATHAM & WATKINS

By:

Its:

Donald L. Schwartz

GRP II, L.P.,
By:	GRPVC, L.P., its General Partner
By:	GRP Management Services Corp., its General Partner

By:

Its:

GRP II PARTNERS, L.P.
By:	GRPVC, L.P., its General Partner
By:	GRP Management Services Corp., its General Partner

By:

Its:

GRP II INVESTORS, L.P., a Delaware limited partnership
By:	Merchant Capital, Inc., its general partner

By:

Its:

Denis Defforey